UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 19, 2026

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)
001-41342	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FRMEP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 19, 2026 the Corporation held its Annual Meeting of Shareholders.

Susan W. Brooks, Mung Chiang, Michael J. Fisher, F. Howard Halderman, Kevin D. Johnson, Clark C. Kellogg, Larry W. Myers, Michael C. Rechin and Jean L. Wojtowicz were elected to the Board of Directors for one-year terms expiring at the 2027 annual meeting of shareholders.

The shareholders adopted a non-binding resolution approving the compensation of the Corporation’s executive officers, as well as the appointment of Forvis Mazars, LLP as the Corporation’s independent registered public accounting firm for 2026.

The votes on these matters were as follows:

1. Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Susan W. Brooks	36,808,839	8,871,514	7,385,262
Mung Chiang	45,319,704	360,649	7,385,262
Michael J. Fisher	41,782,037	3,898,316	7,385,262
F. Howard Halderman	37,409,002	8,271,351	7,385,262
Kevin D. Johnson	44,733,846	946,507	7,385,262
Clark C. Kellogg	41,703,479	3,976,874	7,385,262
Larry W. Myers	44,620,975	1,059,378	7,385,262
Michael C. Rechin	40,942,318	4,738,035	7,385,262
Jean L. Wojtowicz	40,482,972	5,197,381	7,385,262

2. Approval, on an advisory basis, of the compensation of Corporation’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,084,564	2,221,954	373,835	7,385,262

3. Approval of Forvis Mazars, LLP as independent auditor for 2026:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
51,146,053	1,842,114	77,448	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Michele M. Kawiecki Michele M. Kawiecki Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: May 20, 2026